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                                                                  EXHIBIT 23(J)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement dated March 1, 2007 on Form N-1A of ISI North American Government Bond Fund and to the use of our report dated December 1, 2006 on the Fund's financial statements and financial highlights as of and for the year ended October 31, 2006. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                               BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 28, 2007

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